Exhibit 99.1

Ultralife Corporation Acquires Tactical Communications Products Business of SAIC

Acquisition Expands Ultralife’s Communications Systems Portfolio

NEWARK, N.Y.--(BUSINESS WIRE)--March 23, 2009--Ultralife Corporation (NASDAQ: ULBI) has acquired substantially all of the assets and assumed substantially all of the liabilities of the tactical communications products business of Science Applications International Corporation (SAIC) (NYSE: SAI) for a total of approximately $5.7 million in cash, effective as of March 20, 2009. For the fiscal year ended January 31, 2009, SAIC’s communications products business generated revenue of approximately $7 million. Ultralife anticipates that this acquisition will be accretive in 2009.

The tactical communications products business, located in Virginia Beach, Virginia, designs, develops and manufactures tactical communications products including amplifiers, man-portable systems, cables, power solutions and ancillary communications equipment that will be sold by Ultralife under the current products’ brand name, AMTI. The business has built a reputation for innovative design and manufacturing excellence evidenced by the high level of performance and reliability of its fielded products. Customers include global militaries, special operations forces, law enforcement and the ISR (Intelligence, Surveillance & Reconnaissance) community.

“This acquisition is the perfect strategic fit for our communications systems business, as it provides Ultralife with direct entrée into the handheld radio/amplifier market with well-designed, durable products that complement Ultralife’s communications systems offerings,” said John D. Kavazanjian, Ultralife’s president and chief executive officer. “Adding a well-respected line of superior military communications system products and a first-class design team will strengthen our competitive position in the U.S. and international government/defense sectors.

“In particular, AMTI amplifiers carry various standardization and interoperability certifications, including the Joint Interoperability Test Command certification, which are important prerequisites for meeting today’s customer requirements.” Kavazanjian concluded, “The acquisition also adds tactical communications products to our portfolio of systems offerings to sell through our established distribution channels. We welcome the entire staff to Ultralife and look forward to expanding our capabilities together, both in the United States and abroad.”

About Ultralife Corporation

Ultralife Corporation, which began as a battery company, now serves its markets with products and services ranging from portable and standby power solutions to communications and electronics systems. Through its engineering and collaborative approach to problem solving, Ultralife serves government, defense and commercial customers across the globe.

Ultralife’s family of brands includes: Ultralife Batteries, Stationary Power Services, RPS Power Systems, ABLE, McDowell Research, RedBlack Communications and AMTI. Ultralife’s operations are in North America, Europe and Asia. For more information on Ultralife, visit www.ultralifecorp.com.

This press release may contain forward-looking statements based on current expectations that involve a number of risks and uncertainties. The potential risks and uncertainties that could cause actual results to differ materially include: worsening global economic conditions, increased competitive environment and pricing pressures, disruptions related to restructuring actions and delays. The Company cautions investors not to place undue reliance on forward-looking statements, which reflect the Company’s analysis only as of today’s date. The Company undertakes no obligation to publicly update forward-looking statements to reflect subsequent events or circumstances. Further information on these factors and other factors that could affect Ultralife's financial results is included in Ultralife's Securities and Exchange Commission (SEC) filings, including the latest Annual Report on Form 10-K.

CONTACT:
Company:
Ultralife Corporation
Pete Comerford, 315-332-7100
pcomerford@ulbi.com
or
Investor Relations:
Lippert/Heilshorn & Associates, Inc.
Jody Burfening, 212-838-3777
jburfening@lhai.com